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                                                                  EXHIBIT 23(a)
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                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors and
Shareholders of The Providence
Journal Company:



We consent to the incorporation by reference herein of our report dated February 16, 1996, except for notes 2 and 13 which are dated March 4, 1996 and February 27, 1996, respectively, which report appears in the December 31, 1995 annual report on Form 10-K of The Providence Journal Company and subsidiaries, and to the reference to our firm under the heading "Experts" in the prospectus.



                                         /s/ KPMG Peat Marwick LLP
                                         -------------------------
                                             KPGM Peat Marwick LLP



Providence, Rhode Island
April 2, 1996